Exhibit 99.1

Byrna Technologies Announces Preliminary Fiscal First Quarter 2025

Record Revenue of $26.2 Million

Company Achieves 57% Year-Over-Year Growth

ANDOVER, Mass., March 5, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced select preliminary financial results for the fiscal first quarter ended February 28, 2025.

Preliminary First Quarter Results

Based on preliminary unaudited results, the Company expects total revenue for the fiscal first quarter of 2025 to be $26.2 million, representing a 57% increase compared to $16.7 million in the fiscal first quarter of 2024. The significant year-over-year growth in first quarter revenue is primarily attributable to the continued success of Byrna’s marketing strategies and increased production levels at Byrna’s Fort Wayne, Indiana factory.

As a result, Byrna’s e-commerce channels were up $6.7 million over last year, representing 74% of Byrna’s total sales for the quarter. To meet heightened demand and support its growth initiatives for 2025, Byrna produced a record 68,916 launchers in the first quarter, a 26% increase from the fourth quarter of 2024 and a 219% increase year-over-year. Dealer sales also experienced strong growth, rising $1.9 million year-over-year.

Management Commentary

“We are gratified to see the growth in Q1, as this is the first year-over-year quarterly comparison where we were comparing our performance against a prior year quarter where we had implemented our celebrity endorsement strategy,” said Byrna CEO Bryan Ganz. “Historically, Q1 has been our slowest quarter, yet sales decreased only 6% sequentially from what is our seasonally strongest quarter of the fiscal year. This success is a testament to the growing brand awareness that we have built since pivoting our marketing strategy in 2023.

“To support our ambitious growth targets, we produced a record 68,916 launchers in the quarter. With new celebrity influencers including Megyn Kelly, Lara Trump, and Donald Trump Jr., an expanding retail store presence, the kickoff of our store-within-a-store partnership with Sportsman’s Warehouse, and the launch of the Compact Launcher, we are well-positioned to continue our strong growth trajectory throughout 2025.”

Preliminary Fiscal First Quarter 2025 Sales Breakdown:

Sales Channel ($ in millions)	Q1 2025	Q1 2024	% Change
Web	19.4	12.7	53%
Byrna Dedicated Dealers	4.4	2.5	76%
Law Enforcement / Schools / Pvt Security	0.0	0.0	0%
Retail Stores	0.3	0.2	53%
International	2.0	1.3	56%
Total Sales	26.2	16.7	57%

Tariff Exposure Update
Byrna remains well-positioned to navigate evolving trade policies with minimal impact on its cost structure. As previously stated, Byrna sources no critical components from Mexico or Canada, and its limited exposure to China is mitigated by a dual-sourcing strategy. The Company is on track to move most, if not all of the current supply chain to the United States in 2025, reinforcing its commitment to domestic manufacturing. Additionally, higher tariffs on Chinese goods could benefit Byrna by raising costs for competitors that rely on China for production.

Conference Call

Byrna plans to report its full financial results for the fiscal first quarter in April, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur,” “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to preliminary revenue results for the first fiscal quarter 2025, the timing of the release of full financial results for the quarter, expectations for future sales growth and demand trends, the impact of marketing strategies, the anticipated performance of new products and retail store expansion, and the Company’s ability to sustain momentum throughout 2025.Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of the Company’s supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners or endorsers; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or tariffs, sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com